                         FORM OF CONSENT OF STOCKHOLDER
                                       OF
                       HIGHWAYMASTER COMMUNICATIONS, INC.


          The undersigned being the holder of _________ shares of Common Stock, par value $0.01 per share, of HighwayMaster Communications, Inc., on September 30, 1996 does hereby consent to the adoption of and hereby adopts the resolution attached as Annex A hereto and directs that this consent be delivered to the officer or agent having custody of the books in which proceedings of meetings of the stockholders are kept.

          IN WITNESS WHEREOF, the undersigned has signed this consent this ____ day of September, 1996.

                                         STOCKHOLDER



                                      By:______________________________________



                                         By:___________________________________
                                            Name:______________________________
                                            Title:_____________________________



Consented to and Accepted:


HIGHWAYMASTER COMMUNICATIONS, INC.


By:_______________________________
   Name:__________________________
   Title:_________________________

                                                                         Annex A






                             STOCKHOLDER RESOLUTIONS


CHARTER AMENDMENT

          WHEREAS, attached as Exhibit A hereto is a Certificate of Amendment (the "Certificate of Amendment") which sets forth a proposed amendment (the "Proposed Charter Amendment") to the Certificate of Incorporation of HighwayMaster Communications, Inc. (the "Company") for the purpose of, among other things, creating a new class of common stock of the Company designated as Class B Common Stock, par value $.01 per share ("Class B Common Stock");

          NOW THEREFORE BE IT RESOLVED, that the form, terms and provisions of the Certificate of Amendment are hereby approved in all respects, and the Proposed Charter Amendment is hereby adopted and approved.

WARRANTS

          WHEREAS, attached as Exhibit B hereto is a Warrant Certificate (the "Warrant Certificate") evidencing warrants (the "Warrants") to purchase 5,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company to be executed by the Company in favor of Southwestern Bell Wireless Holdings, Inc.;

          NOW THEREFORE BE IT RESOLVED, that the Corporation is hereby authorized, empowered and directed to issue and deliver up to 5,000,000 shares of Common Stock upon the exercise of the Warrants in accordance with the terms and subject to the conditions set forth in the Warrant Certificate.

                              Appendix to Exhibit 5



Erin Mills International Investment Corporation
William C. Kennedy, Jr.
Carlyle-HighwayMaster Investors, L.P.
William C. Saunders
Clipper/Merban, L.P.
Clipper/Merchant Partners, L.P.
H.M. Rana Investments Limited
T.C. Group, L.L.C.
Robert S. Folsom
Carlyle-HighwayMaster Investors II, L.P.